CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 10.11(b)

EXECUTION COPY

FIRST AMENDMENT TO THE

AMENDED AND RESTATED SERIES 2017-ONE INDENTURE

SUPPLEMENT

This First Amendment to the Amended and Restated Series 2017-One Indenture Supplement (the “Amendment”), dated as of November 16, 2018, among Perimeter Master Note Business Trust, a business trust organized and existing under the laws of the State of Nevada (herein, the “Issuer” or the “Trust”), Access Financing, LLC, a Georgia limited liability company (the “Servicer”) and U.S. Bank National Association, not in its individual capacity, but solely as Indenture Trustee (herein, together with its successors in the trusts thereunder as provided in the Indenture referred to below, the “Indenture Trustee”) under the Master Indenture, dated as of February 8, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, the Servicer and the Indenture Trustee.

Capitalized terms used herein shall have the meanings assigned to such terms in the Supplement (as defined below).

WITNESSETH:

WHEREAS, the Issuer, the Servicer and the Indenture Trustee executed the Amended and Restated Series 2017-One Indenture Supplement, dated as of June 11, 2018 (the “Supplement”); and

WHEREAS, the parties hereto have agreed to amend the Supplement on the terms and conditions hereinafter set forth in accordance with Section 9.02 of the Indenture;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. Amendments of the Supplement.

1.1      The definition of Class B Note Rate is hereby deleted in its entirety and replaced with the following:

“Class B Note Rate” shall have the meaning specified in the Class B Note Purchase Agreement, but in any event shall not be greater than [*****]% per annum.

1.2     Paragraphs (c) and (d) of the definition of Collection Release Conditions are hereby deleted in their entirety and replaced with the following:

(c) the aggregate unpaid principal balance of all Series of Notes issued under the Indenture or any Indenture Supplement shall not exceed the sum of the Net Eligible Receivables Balance plus the Pre-Funding Amount as of such date plus the aggregate pre-funding amounts of other Series of Notes issued and outstanding on such date; provided, however, for purposes of this calculation, clause (b) of the definition of Net Eligible Receivables Balance shall be determined as of the last day of the immediately preceding Monthly Period;

(d) the Transferor Amount on such day is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Issuer on such day); and

1.3     The definition of Excess Finance Charge Collections is hereby deleted in its entirety and replaced with the following definition:

“Excess Finance Charge Collections” shall mean, with respect to each Monthly Period, the sum of (i) the Series 2018-One Excess Collections and (ii) the product of (a) the aggregate amount for all other outstanding Series of Collections of Finance Charge Receivables which the related Indenture Supplements specify are to be distributed to the Transferor after all other Collections of Finance Charge Receivables are applied and distributed in connection with the payment of servicing fees, marketing fees and all non-principal amounts owed to the Noteholders of such Series and (b) the percentage equivalent of a fraction, (x) the numerator of which is equal to the Series 2017-One Allocation Percentage for such Monthly Period and (y) the denominator of which is the sum of the Series 2017-One Allocation Percentage and the Series 2018-Three Allocation Percentage for such Monthly Period; provided that any Excess Finance Charge Collections (as defined in the Series 2018-Three Supplement) that are not required to make a payment under Section 4.05(a)(i)-(xiii) of the Series 2018-Three Supplement shall constitute Excess Finance Charge Collections if there are insufficient Available Funds to make the payments under Section 4.05(a)(i)-(xv) hereof.

1.4     The definition of Excess Principal Collections is hereby deleted in its entirety and replaced with the following definition:

“Excess Principal Collections” shall mean, with respect to each Monthly Period, all Collections of Principal Receivables allocated to the Senior Facility remaining after such Collections of Principal Receivables are applied and distributed in accordance with the Indenture Supplement for the Series related to the Senior Facility; provided that any Excess Principal Collections (as defined in the Series 2018-Three Supplement) that are not required to make a payment under Section 4.05(b)(i)-(iii), 4.05(c)(i)-(vi) or 4.05(d)(i)-(iii) of the Series 2018-Three Supplement shall constitute Excess Principal Collections if there are insufficient Available Principal Collections to make the payments under Sections 4.05(b)(i)-(iii), 4.05(c)(i)-(viii) or 4.05(d)(i)-(iii) hereof.

1.5     The definitions of Reallocated Principal Collections and Reallocated Class B Principal Collections are hereby deleted in their entirety and replaced with the following definitions:

“Reallocated Principal Collections” shall mean, with respect to any Distribution Date, an amount equal to the lesser of (I) the product of (a) the sum of (i) Allocable Principal Collections (as defined in the Series 2018–One Indenture Supplement) plus (ii) the product of (A) the Series 2017-One Allocable Principal Collections deposited in the Collection Account for the related Monthly Period and (B) the Fixed/Floating Allocation Percentage for the related Monthly Period, and (b) the Class A/B Subordination Percentage, and (II) the greater of (x) the Note Principal Balance (prior to any distributions on such Distribution Date), minus the excess, if any, of the total amount of Reduction Amounts for all prior Distribution Dates and the Reallocated Principal Collections that under subsections 4.07(b) through (g) were used to fund the Series 2018-One Required Amount, the Class A-1 Required Amount, the Class A-2 Required Amount, the Class A-3 Required Amount, the Class A-4 Required Amount, or the Class A-5 Required Amount on all prior Distribution Dates over such Reduction Amounts and Reallocated Principal Collections reimbursed pursuant to subsection 4.05(a)(xi)(A) prior to such date and (y) zero.

“Reallocated Class B Principal Collections” shall mean, with respect to any Distribution Date, an amount equal to the lesser of of (I) the product of (a) the sum of (i) Allocable Principal Collections (as defined in the Series 2018–One Indenture Supplement) plus (ii) the product of (A) the Series 2017-One Allocable Principal Collections deposited in the Collection Account for the related Monthly Period and (B) the Fixed/Floating Allocation Percentage for the related Monthly Period, and (b) the Class B Subordination Percentage, and (II) the greater of (x) the Class B Note Principal Balance (prior to any distributions on such Distribution Date), minus the excess, if any, of the total amount of Reduction Amounts for all prior Distribution Dates and the Reallocated Principal Collections that under subsections 4.07(b) through (g) were used to fund the Series 2018-One Required Amount, the Class A-1 Required Amount, the Class A-2 Required Amount, the Class A-3 Required Amount, the Class A-4 Required Amount, or the Class A-5 Required Amount on all prior Distribution Dates over such Reduction Amounts and Reallocated Principal Collections reimbursed pursuant to subsection 4.05(a)(xi)(A) prior to such date and (y) zero.

1.6     The definition of Series Adjusted Subordinated Transferor Amount is hereby deleted in its entirety and replaced with the following definition:

“Series Adjusted Subordinated Transferor Amount” shall mean, as of any date, an amount equal to (a) the Series Required Transferor Amount as of the last day of the prior Monthly Period minus (b) the excess, if any, of the total amount of Transferor Reduction Amounts for all prior Distribution Dates and the amounts that under subsection 4.07(a) were used to fund the Series 2018-One Required Amount, Class A-1 Required Amount, the Class A-2 Required Amount, the Class A-3 Required Amount, the Class A-4 Required Amount or the Class A-5 Required Amount on all prior Distribution Dates over amounts reimbursed pursuant to subsection 4.05(a)(xi)(B) prior to such date.

1.7     The definition of Series Required Transferor Amount is hereby deleted in its entirety and replaced with the following definition.

“Series Required Transferor Amount” shall mean, with respect to any date of determination, an amount equal (a)(i) the sum of the Note Principal Balance plus the Series 2018-One Principal Balance, in each case as of the last day of the prior Monthly Period divided by (ii) 95.0% minus (b) the sum of the Note Principal Balance plus the Series 2018-One Principal Balance, in each case as of the last day of the prior Monthly Period.

1.8     The definition of Transferor Available Principal Collections is hereby deleted in its entirety and replaced with the following definition:

“Transferor Available Principal Collections” shall mean, with respect to any Distribution Date, an amount equal to the lesser of (i) the product of (A) the sum of (1) the product of the Series 2017-One Allocable Principal Collections times the Fixed/Floating Allocation Percentage for such Monthly Period plus (2) the Allocable Principal Collections (as defined in the Series 2018–One Indenture Supplement), in each case deposited in the Collection Account for the related Monthly Period and (B) 5.0%, and (ii) the greater of (A) the Series Adjusted Subordinated Transferor Amount and (B) zero.

1.9      The definitions of Required Subordinate Transferor Percentage and Transferor Amount are hereby deleted in their entirety.

1.10     The following definitions are hereby inserted in the appropriate alphabetical order:

“Regulation RR” shall mean Part 244 – Credit Risk Retention (Regulation RR), 12 C.F.R. §§244.1-244.22, as the same may be amended from time to time.

“Series 2018-Three Allocation Percentage” shall have the meaning given to such term in the Series 2018-Three Supplement.

“Series 2018-Three Supplement” shall mean the Series 2018-Three Indenture Supplement to the Master Indenture, dated as of November 16, 2018, among the Issuer, the Servicer and the Indenture Trustee, as amended, restated or otherwise modified from time to time in accordance with its terms.

“Series 2018-One Allocation Percentage” shall have the meaning given to such term in the Series 2018-One Indenture Supplement.

“Transferor’s Interest” shall have the meaning specified in Section 9.09.

1.11     Section 3.01 of the Supplement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)     Servicing Fee. The share of the Servicing Fee allocable to the Series 2017-One Noteholders with respect to any Distribution Date (the “Monthly Servicing Fee”) shall mean an amount equal to the product of (1) the Floating Allocation Percentage, (2) the Series 2017-One Allocation Percentage and (3) the Servicing Fee for the most recent Monthly Period preceding such Distribution Date. The remainder of the Servicing Fee, if any, shall be paid by the Issuer or the holders of the Transferor Certificate and the Noteholders of other Series (as provided in the Transfer and Servicing Agreement and the related Supplements) and in no event shall the Indenture Trustee or the Series 2017-One Noteholders be liable for the share of the Servicing Fee to be paid by the Issuer or the holders of the Transferor Certificate or the Noteholders of any other Series.

(b)     Marketing Fee. The share of the Marketing Fee allocable to the Series 2017-One Noteholders with respect to any Distribution Date (the “Monthly Marketing Fee”) shall mean an amount equal to (A) the product of (x) the Marketing Fee for the most recent Monthly Period preceding such Distribution Date times (y) the Floating Allocation Percentage times (z) the sum of the Series 2018-One Allocation Percentage and the Series 2017-One Allocation Percentage. The remainder of the Marketing Fee, if any, shall be paid by the Issuer or the holders of the Transferor Certificate and the Noteholders of other Series (as provided in the Transfer and Servicing Agreement and the related Supplements) and in no event shall the Indenture Trustee or the Series 2017-One Noteholders be liable for the share of the Marketing Fee to be paid by the Issuer or the holders of the Transferor Certificate or the Noteholders of any other Series.

(c)     Backup Servicing Fee. The share of the Backup Servicing Fee allocable to the Series 2017-One Noteholders with respect to any Distribution Date (the “Monthly Backup Servicing Fee”) shall mean an amount equal to the product of (1) the Floating Allocation Percentage, (2) the Series 2017-One Allocation Percentage and (3) the Backup Servicing Fee for the most recent Monthly Period preceding such Distribution Date. The remainder of the Backup Servicing Fee, if any, shall be paid by the Issuer or the holders of the Transferor Certificate and the Noteholders of other Series (as provided in the Transfer and Servicing Agreement and the related Supplements) and in no event shall the Indenture Trustee or the Series 2017-One Noteholders be liable for the share of the Backup Servicing Fee to be paid by the Issuer or the holders of the Transferor Certificate or the Noteholders of any other Series.

1.12     Section 4.03(a) of the Supplement is hereby amended by deleting clause (z) and replacing it with the following:

and (z) the sum of the Note Principal Balance and the Series Adjusted Subordinated Transferor Amount shall be no less than the Required Senior Subordination Amount.

1.13     Section 4.03(b) is hereby amended by deleting clause (b)(ii) and replacing it with the following:

(ii) the sum of the Note Principal Balance and the Series Adjusted Subordinated Transferor Amount shall be no less than the Required Senior Subordination Amount.

1.14     Section 4.05(a)(xv) is hereby amended by deleting it in its entirety and replacing it with the following:

(xv)     an amount equal to the Program Expenses for such Distribution Date minus any Capped Program Expenses paid in clause (i) above for such Distribution Date, plus the amount of any Program Expenses previously due but not distributed to the Owner Trustee or Indenture Trustee on a prior Distribution Date, shall be distributed pro rata to the Owner Trustee and the Indenture Trustee;

1.15     Section 4.05(a)(xvi) is hereby amended by deleting it in its entirety and replacing it with the following:

(xvi)     [*****].

1.16     Section 4.05(b)(iv) is hereby amended by deleting it in its entirety and replacing it with the following:

(iv) an amount equal to the balance, if any, of such Available Principal Collections shall be distributed to the Transferor, but only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Issuer on such day) and otherwise shall be deposited in the Special Funding Account.

1.17     Section 4.05(c)(ix) is hereby amended by deleting it in its entirety and replacing it with the following:

(ix)     for each Distribution Date beginning on the Distribution Date on which the Class B Notes are paid in full, an amount equal to the balance, if any, of such Available Principal Collections shall be distributed to the Transferor, but only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Issuer on such day) and otherwise shall be deposited in the Special Funding Account.

1.18     Section 4.05(d)(iv) is hereby amended by deleting it in its entirety and replacing it with the following:

(iv)      the balance of such Available Principal Collections shall be distributed to the Transferor, but only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Issuer on such day) and otherwise shall be deposited in the Special Funding Account

1.19     Section 4.10(c) is hereby amended by deleting it in its entirety and replacing it with the following:

(c)     On any Deposit Date in a Monthly Period during the Revolving Period, the Servicer may withdraw from the Pre-Funding Account an amount not to exceed the lesser of (1) the positive difference, if any, between (I) the Transferor Amount and (II) the Required Transferor Amount, and (2) the amount on deposit in the Pre-Funding Account, and pay such amount to the Issuer for application pursuant to the Trust Agreement.

1.20     Section 6.01(c) of the Supplement is hereby amended by adding the following at the end thereof:

or Access Financing, LLC resigns as Servicer

1.21      Section 6.01(s) of the Supplement is hereby deleted in its entirety and replaced with the following:

(s) (i) the Transferor shall fail to cause the amount of the Transferor’s Interest, when measured in a manner consistent with the requirements of Regulation RR, to satisfy the requirements of Regulation RR as required by Section 9.09 of this Supplement or (ii) if, for any Measurement Date, the Servicer determined that the Transferor Amount is less than the Required Transferor Amount, the Transferor shall fail to cause to be designated additional Eligible Accounts to be included as Accounts in a sufficient amount such that the Transferor Amount is at least equal to the Required Transferor Amount on or before the last Business Day of the Monthly Period in which such Measurement Date takes place;

1.22     Section 6.01 of the Supplement is hereby amended by deleting the period at the end of clause (t) and inserting “; or” therefor and inserting the following new clause (u) at the end thereof:

(u) the occurrence of any Early Redemption Event (as such term is defined in the Series 2018-Three Supplement);

1.23     Section 6.02 of the Supplement is hereby amended by deleting it in its entirety and replacing it with the following:

Section 6.02     Events of Default. In addition to the Events of Default set forth in Section 5.02 of the Indenture, any Event of Default with respect to Series 2018-Three and any of the Early Redemption Events described in Section 6.01(t) shall constitute an Event of Default under the Indenture with respect to Series 2017-One.

1.24     Section 9.09 is hereby amended by deleting it in its entirety and replacing it with the following:

Section 9.09      Measuring the Transferor’s Interest for Purposes of Regulation RR. In order to facilitate the obligation of Fortiva Funding, LLC, a Georgia limited liability company, to comply with Regulation RR, the Servicer shall, on each Measurement Date and on the issuance date of any Notes under the Indenture, measure the interest of the Transferor in the Transferred Assets represented by the Transferor Certificate (the “Transferor’s Interest”) in a manner consistent with the requirements of Regulation RR. If on any Measurement Date the amount of the Transferor’s Interest, when measured in a manner consistent with the requirements of Regulation RR, does not satisfy the requirements of Regulation RR, the Transferor shall cause the amount of the Transferor’s Interest, when measured in a manner consistent with the requirements of Regulation RR, to satisfy the requirements of Regulation RR as soon as practicable thereafter but, in any event, no later than the immediately subsequent Measurement Date. For purposes of this Section 9.09, the Transferor’s Interest shall constitute a “seller’s interest” for purposes of Regulation RR.

The Servicer shall indicate in each Monthly Servicer Statement whether the amount of the Transferor’s Interest, when measured in a manner consistent with the requirements of Regulation RR, satisfies the requirements of Regulation RR.

In no event shall the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR. The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.

SECTION 2. Miscellaneous

2.1     Ratification. As amended hereby, the Supplement is in all respects ratified and confirmed and the Supplement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

2.2     Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

2.3     Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

2.4     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

2.5     Effectiveness. This Amendment shall be effective as of the date first above written.

2.6     Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents to which the Issuer is a party.

2.7     Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

PERIMETER MASTER NOTE BUSINESS TRUST, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Robert P. Hines Jr.
Name: Robert P. Hines Jr. Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Mirtza J. Escobar
Name: Mirtza J. Escobar Title: Vice President

ACCESS FINANCING, LLC, Servicer

By:	/s/ Brian Stone
Name: Brian Stone Title: President

Consent of Series 2017-One Noteholders:

TSO-FORTIVA NOTES HOLDCO LP,

as holder of 100% of Class A Notes

By: TowerBrook TSO GP (Alberta), L.P., its

General Partner

By: TowerBrook Investors, Ltd., its General

Partner

By:	/s/ Glenn F. Miller
Name: Glenn F. Miller Title: Attorney-in-fact

CCFC CORP.,

as holder of 100% of Class B Notes

By:	/s/ Joshua C. Miller
Name: Joshua C. Miller Title: Assistant Vice President

Consent of Administrative Agent on behalf of Series 2018-One

Noteholders:

Credit Suisse AG, New York Branch, As

Administrative Agent, on behalf of the holders of

100% of Class A Notes

By:	/s/ Michael Eaton
Name: Michael Eaton Title: Vice President

By:	/s/ Erin McCutcheon
Name: Erin McCutcheon Title: Director